UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1) Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☐ Definitive Proxy Statement ☒ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12 Spirit Airlines, Inc. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box): ☒ No fee required. ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11 ☐ Fee paid previously with preliminary materials.

Dear Spirit Stockholder, As a fellow stockholder in Spirit Airlines, you have an important opportunity to vote to increase the value of your shares and benefit from the airline industry’s accelerating recovery from the pandemic. Vote FOR the Frontier transaction on the enclosed proxy card today for the following reasons: • A Merger with Frontier is the Most Financially and Strategically Compelling Alternative Available to Spirit Stockholders The Spirit Board is focused on maximizing value for Spirit stockholders. As the pandemic recovery accelerates, the Board wants Spirit stockholders to participate in the upside. That is why the Board negotiated for Spirit stockholders to receive 1.9126 shares of Frontier, plus $2.13 in cash, for each Spirit share they own, representing an aggregate 48.5% ownership and an economic value share in excess of 50% in the combined company. In addition to the upfront premium, the Frontier merger offers the opportunity to benefit from pandemic recovery and share in approximately $500 million in annual net synergies. Therefore, the proposed merger with Frontier offers Spirit stockholders compelling value now plus the unlimited economic upside of continued ownership. By contrast, JetBlue’s all-cash offer is opportunistically timed to take advantage of pandemic- induced lows in airline equity values – in fact, Spirit’s stock price was higher than JetBlue’s $30 offer for the entire five years before the pandemic. In the unlikely event a JetBlue transaction actually closes, Spirit believes (and JetBlue has acknowledged) it would take up to two years before a Spirit stockholder would actually receive the $30 of cash that JetBlue is offering. During that two-year period, Spirit stockholders will not receive any cash from JetBlue, yet the airline sector recovery will continue. We expect stock prices will return to pre-pandemic levels during that time, but because Spirit stockholders will never receive more than $30 per share from JetBlue, the true value of your Spirit shares will be depressed. Indeed, the outlook for the airline industry is bright, and getting brighter. In recent weeks, TSA check-point travel numbers have consistently equaled or exceeded 2019 levels, unit revenue is at the highest levels in ten years and pent-up travel demand is creating a Goldilocks period for continued recovery in the aviation sector. We expect demand for the rest of 2022 to be strong, and all our peer airlines are increasing their guidance and seeing similar trends. As of today, Wall Street analysts are forecasting that Spirit will produce net income of $413 million in 2024. If you apply Spirit’s average pre-pandemic price-to-earnings multiple (11x between 2017 and 2019) to this estimated 2024 net income, you get an implied value per share of $40 in 20241. This is a simple, common-sense illustration of the future value upside available to Spirit stockholders from just the airline industry recovery alone, even before taking account of the incremental value from a merger with Frontier. Finally, unless you read the fine print, you may think you can receive $30 of cash per share from JetBlue’s offer today and, if you so choose, reinvest the proceeds to maintain your exposure to the airline industry recovery. That is completely untrue. Spirit stockholders would not receive $30 of cash per share for up to two years, during which time the airline industry recovery may 1 Not intended as a prediction of future trading prices.

have delivered value for stockholders that far exceeds JetBlue’s capped, inadequate and highly opportunistic offer. Ask yourself – do you think JetBlue’s Board would agree to cash out their own stockholders today at a price far below where JetBlue traded pre-pandemic, and cap their stockholders’ value at pandemic-induced lows for up to two years before stockholders might potentially see that value? That seems unlikely, so why should you agree to it? • A JetBlue Transaction is Not Likely to Receive Regulatory Approval – and Raises Regulatory Concerns the Frontier Transaction Does Not Spirit retained top-tier aviation and economic consultants and worked with JetBlue and its advisors for four weeks to reach an informed view about the regulatory risk posed by the JetBlue proposals of March 29 and April 29 and the subsequent JetBlue tender offer. The conclusion of that in-depth analysis was that regulatory approval of a JetBlue-Spirit transaction is highly unlikely, especially if the Northeast Alliance (“NEA”) – JetBlue’s de-facto merger with American Airlines – is still in effect. The U.S. Department of Justice (“DOJ”) is currently suing JetBlue and American, alleging that the NEA is anticompetitive. Spirit does not believe the DOJ, or a court, will be persuaded that JetBlue should be allowed to continue forming an anticompetitive alliance that aligns its interests with the world’s largest legacy carrier (American) and then also undertake an acquisition that will eliminate the largest ultra-low cost (“ULCC”) carrier in the U.S. (Spirit). Even putting aside the NEA, Spirit believes the DOJ – and a court – will be very concerned that a JetBlue-Spirit combination will result in a higher-cost/higher fare airline eliminating a lower- cost/lower fare airline and removing about half of the ULCC capacity in the United States, while raising fares for consumers. Spirit’s proposed merger with Frontier poses meaningfully less regulatory risk because it has the potential to deliver more competitive ULCC fares to more travelers in more markets. Merging two ULCCs in a transaction expected to produce $1 billion of annual consumer savings, create 10,000 new direct jobs by 2026 and save more than 285 million gallons of fuel per year is compelling, and we believe the rationale will resonate with regulators. On top of that, the proposed merger with Frontier would not be reviewed under the shadow of the NEA and ongoing DOJ litigation challenging the NEA. • JetBlue is Shifting the Significant Closing Risk onto Spirit Stockholders, with Inadequate Compensation In JetBlue’s proposal, Spirit stockholders are being asked to bear substantial risks without commensurate protections. During the extensive discussions held between Spirit and JetBlue, JetBlue admitted that a lawsuit from DOJ seeking to block the merger was a 100% certainty; therefore, JetBlue would have to prevail or settle in order to consummate its proposed acquisition of Spirit. A reverse break-up fee of $1.83 per share doesn’t come close to compensating Spirit for the business disruption it would face from a lengthy review and litigation process ultimately resulting in a failed transaction with JetBlue, nor does it compensate Spirit stockholders for the loss of substantial value they otherwise would have received in a merger between Spirit and Frontier.

JetBlue would have you believe that offering to divest certain of Spirit’s assets in New York City and Boston should be sufficient to address the concerns about a Spirit acquisition if the NEA is still in existence. However, that story ignores the DOJ’s broader concerns about the anticompetitive effect of the NEA. The DOJ has been clear that it thinks the NEA will not only eliminate important competition in those cities but will also harm air travelers across the country by significantly diminishing JetBlue’s incentive to compete with American elsewhere. JetBlue has not articulated any concrete plan for addressing those concerns. • Our Independent Board Conducted a Thorough Review and Acted in the Best Interests of Spirit Stockholders – JetBlue’s Criticisms Appear to Arise from a Fear of Increased Competition Throughout this process, our independent Board – which is comprised of directors with significant aerospace, M&A and legal/regulatory experience – has acted in the best interests of all Spirit stockholders. Our team engaged constructively with JetBlue over many hours, and we shared projections with JetBlue's financial advisors and provided voluminous documentary due diligence material through a secure virtual data room. Following a two-hour call with the JetBlue CEO, CFO and members of its management team, JetBlue and its advisors thanked Spirit for its openness and transparency. To the Spirit Board, it appears clear that JetBlue’s proposals and offer are a cynical attempt to disrupt Spirit's merger with Frontier because a Spirit-Frontier combination poses a competitive threat. The Spirit-Frontier combination will create America's most competitive ultra-low fare airline with the scale and reach to impose pressure on the Big Four legacy carriers, as well as on JetBlue. The combined airline will add new routes and offer more than 1,000 daily flights to over 145 destinations in 19 countries across complementary networks. The creation of this combined ULCC poses a significant risk to JetBlue’s business – and we can understand why JetBlue would be terrified of this stronger competitor and seek to disrupt our consumer- favorable merger with Frontier. As a reminder, this vote is for the Frontier transaction, NOT for a transaction with JetBlue. If the Frontier transaction doesn’t receive stockholder approval, the substantial regulatory issues in JetBlue’s proposal remain and there can be no assurance that a transaction with JetBlue will be agreed upon. If you vote against the transaction, you are risking a value accretive transaction with Frontier for the illusion of a transaction with JetBlue that is highly unlikely. The Frontier transaction offers a strong, pro-consumer regulatory case and substantial value creation, while a JetBlue transaction offers low certainty, potential value destruction and lost opportunity for increased value. We strongly urge you to vote FOR the Frontier transaction on the WHITE proxy card. Sincerely, H. McIntyre Gardner

Chairman of the Board Edward M. Christie, III Chief Executive Officer Additional Information About the JetBlue Tender Offer Spirit intends to file a solicitation/recommendation statement with respect to the tender offer with the Securities and Exchange Commission (“SEC”) within 10 business days of the commencement of the tender offer. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT WITH RESPECT TO THE TENDER OFFER AND OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER. You will be able to obtain free copies of the solicitation/recommendation statement with respect to the tender offer and other documents filed with the SEC by Spirit through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the documents filed with the SEC by Spirit on Spirit’s Investor Relations website at https://ir.spirit.com. No Offer or Solicitation This communication is for informational purposes only and is not intended to and does not constitute an offer to sell, or the solicitation of an offer to subscribe for or buy, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. Important Additional Information Will be Filed with the SEC Frontier has filed with the SEC a Registration Statement on Form S-4 in connection with the proposed transaction, including a definitive Information Statement/Prospectus of Frontier and a definitive Proxy Statement of Spirit. The Form S-4 was declared effective on May 11, 2022 and the prospectus/proxy statement was first mailed to Spirit stockholders on May 11, 2022. Frontier and Spirit also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT/ INFORMATION STATEMENT/ PROSPECTUS/ PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED BY FRONTIER OR SPIRIT WITH THE SEC IN THEIR ENTIRETY CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT

FRONTIER, SPIRIT, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and stockholders are able to obtain free copies of the Registration Statement and the definitive Information Statement/Proxy Statement/Prospectus and other documents filed with the SEC by Frontier and Spirit through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the information statement and the proxy statement and other documents filed with the SEC by Frontier and Spirit on Frontier’s Investor Relations website at https://ir.flyfrontier.com and on Spirit’s Investor Relations website at https://ir.spirit.com. Participants in the Solicitation Frontier and Spirit, and certain of their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the Merger Agreement. Information regarding Frontier’s directors and executive officers is contained in Frontier’s definitive proxy statement, which was filed with the SEC on April 13, 2022. Information regarding Spirit’s directors and executive officers is contained in Spirit’s definitive proxy statement, which was filed with the SEC on March 30, 2022. Cautionary Statement Regarding Forward-Looking Information Certain statements in this communication, including statements concerning Frontier, Spirit, the proposed transactions and other matters, should be considered forward-looking within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Frontier’s and Spirit’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to Frontier’s and Spirit’s operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward looking statements. Words such as “expects,” “will,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals,” “targets” and other similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. All forward-looking statements in this communication are based upon information available to Frontier and Spirit on the date of this communication. Frontier and Spirit undertake no obligation to publicly update or revise any forward- looking statement, whether as a result of new information, future events, changed circumstances, or otherwise, except as required by applicable law. Actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement; failure to obtain applicable regulatory or Spirit stockholder approval in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transactions; failure of the parties to consummate the transaction; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth, or that such benefits may take longer to realize than expected; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; demand for the combined company’s services; the growth, change and competitive landscape of the markets in which the combined company participates; expected seasonality trends; diversion of managements’ attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; risks related to investor and rating agency perceptions of each of the parties and their respective business, operations, financial condition and the industry in which they operate; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction; that Frontier’s cash and cash equivalents balances, together with the availability under certain credit facilities made available to Frontier and certain of its subsidiaries under its existing credit agreements, will be sufficient to fund Frontier’s operations including capital expenditures over the next 12 months; Frontier’s expectation that based on the information presently known to management, the potential liability related to Frontier’s current litigation will not have a material adverse effect on its financial condition, cash flows or results of operations; that the COVID-19 pandemic will continue to impact the businesses of the companies; ongoing and increase in costs related to IT network security; and other risks and uncertainties set forth from time to time under the sections captioned “Risk Factors” in Frontier’s and Spirit’s reports and other documents filed with the SEC from time to time, including their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.